Exhibit 1.1

NOTICE REGARDING UNDERWRITING AGREEMENT

The attached Underwriting Agreement is a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein. The Underwriting Agreement is not intended to be a source for investors of factual, business, or operational information about the Bank. The representations and warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed among those parties. Accordingly, investors and security holders should not rely on representations or warranties, covenants and agreements as characterizations of the actual state of facts or condition of the Bank.

ROYAL BANK OF CANADA

$1,000,000,000

7.500% Limited Recourse Capital Notes, Series 4

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

1,000,000 Non-Cumulative 5-Year Fixed Rate Reset First Preferred Shares, Series BV

(Non-Viability Contingent Capital (NVCC))

Underwriting Agreement

April 17, 2024

RBC Capital Markets, LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

UBS Securities LLC

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o BofA Securities, Inc.

114 W 47th Street

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

As Representatives of the several Underwriters (as defined below) named in Schedule I hereto

Ladies and Gentlemen:

Royal Bank of Canada, a Canadian chartered Bank (the “Bank”), proposes to issue and sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom RBC Capital Markets, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., UBS Securities LLC, are acting as representatives (collectively, the “Representatives”), $1,000,000,000 aggregate principal amount of the Bank’s 7.500% Limited Recourse Capital Notes, Series 4 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”). The Notes will be issued pursuant to the Indenture (the “Base Indenture”), dated as of January 27, 2016, between the Bank and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, to be dated as of the Closing Date (as defined below) (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Bank and the Trustee. The obligations of the Underwriters under this Agreement shall be several and not joint.

In addition, the Bank will create, authorize and issue to Computershare Trust Company of Canada (the “Limited Recourse Trustee”), in its capacity as trustee of Leo LRCN Limited Recourse Trust (the “Limited Recourse Trust”), 1,000,000 Non-Cumulative 5-Year Fixed Rate Reset First Preferred Shares of the Bank (Non-Viability Contingent Capital (NVCC)) (the “Series BV Shares” and, together with the Notes, the “Securities”) and authorize and reserve for issuance a number of common shares of the Bank (the “Common Shares”) equal to the number of Common Shares into which the Series BV Shares will be converted upon a Trigger Event (as defined in the Indenture). The Common Shares into which the Series BV Shares may be converted are referred to herein as the “Conversion Shares.”

The Bank acknowledges and agrees that the Representatives may use the Prospectus (as defined below) in connection with offers and sales of the Notes in market-making transactions as contemplated in the Basic Prospectus (as defined below) under the caption “Plan of Distribution” and in the Prospectus (as defined below) under the caption “Supplemental Plan of Distribution” (“Secondary Market Transactions”). The Bank further acknowledges and agrees that the Representatives are under no obligation to effect any Secondary Market Transactions, and, if they do so, they may discontinue effecting such transactions at any time without providing any notice to the Bank.

1. Representations and Warranties of the Bank. The Bank represents and warrants to, and agrees with, each of the Underwriters that:

(a) the Bank meets the requirements for use of Form F-3 (“Form F-3”) under the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Act”), and has filed with the Commission a registration statement including a prospectus on Form F-3 (File No. 333-275898) in respect of securities (the “Shelf Securities”), including the Securities and the Conversion Shares; the various parts of such registration statement as amended to the date of this Agreement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Act, are hereinafter called the “Registration Statement;” such Registration Statement (including any pre-effective amendment thereto) and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, excluding exhibits to such Registration Statement, but including all documents incorporated by reference in the prospectus contained therein as of the date of such prospectus, have been declared effective by the Commission in such form; no other document with respect to such Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission, except for any documents filed with the Commission subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives for each of the Underwriters; and no stop order suspending the effectiveness of such Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Bank or related to the offering of the Shelf Securities (including the Securities and the Conversion Shares) has been initiated or, to the knowledge of the Bank, contemplated or threatened by the Commission.

The prospectus covering the Shelf Securities dated December 20, 2023, included in such Registration Statement, in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement dated April 17, 2024 (the “Prospectus Supplement”) specifically relating to the offering of the Securities, in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Bank to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter called the “Prospectus;” the term “Preliminary Prospectus” means any preliminary form of the Prospectus; any reference herein to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the offering of the Securities, in the form in which it is filed with the Commission in accordance with Section 6(a) hereof, including any documents incorporated by reference therein as of the date of such filing.

At or prior to the time when sales of the Notes were first confirmed (the “Time of Sale”), the Bank had prepared the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”): the Preliminary Prospectus, and each free-writing prospectus (as defined pursuant to Rule 405 under the Act) relating to the Securities. In addition, you have informed us that the Underwriters may orally provide the pricing information set out in Schedule III hereto to prospective purchasers prior to confirming sales. The term, “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person. If, subsequent to the date hereof, the Bank and the Underwriters have determined that such Time of Sale Information included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to provide an opportunity to purchasers of the Notes to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract.

(b) (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information or the Prospectus complied or will comply when so filed in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Information does not, and at the time of each sale of Notes in connection with the offering thereof when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the applicable Time of Sale Information, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (viii) any interactive data expressly included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (ix) any applicable issuer free writing prospectus, as defined in Rule 433(h), complies in all material respects with the Act and has been filed in accordance with the Act (to the extent required thereby), except that the representations and warranties set forth in this paragraph do not apply to (1) statements or omissions in the Registration Statement, the Time of Sale Information, or the Prospectus based upon information furnished to the Bank by any Underwriter expressly for use therein or (2) those parts of the Registration Statement that constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee;

(c) other than the Preliminary Prospectus and the Prospectus, the Bank (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Bank or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed in Schedule II hereto and other written communications (including any broadly available road show) approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed immediately prior to first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Bank by or on behalf of an Underwriter of Notes through the Representatives expressly for use in any Issuer Free Writing Prospectus;

(d) the Bank (A) validly exists as a Schedule I bank under the Bank Act (Canada); (B) has the requisite corporate power and authority to execute and deliver this Agreement; (C) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus in all material respects; and (D) has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and legally binding agreement of the Bank enforceable in accordance with its terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles;

(e) the Bank is not, and after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, required to register as an “investment company,” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”);

(f) any auditors who audited the financial statements incorporated by reference into the Registration Statement (any such auditor, in addition to the statutory auditor of the Bank, an “Auditor”) were independent registered public accountants or chartered professional accountants, licensed public accountants, as applicable, for the period covered by such financial statements as required by the Act, the Exchange Act, and the regulations thereunder, and the Bank Act (Canada);

(g) the Bank’s consolidated financial statements incorporated by reference in the Registration Statement (and any amendments or supplements thereto), the Time of Sale Information and the Prospectus, together with related schedules and notes, comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the Bank and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, consistently applied throughout the periods involved, except as disclosed therein;

(h) the form of the Notes has been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will constitute valid and legally binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act, and, when duly executed and delivered by the Bank, will constitute a valid and legally binding instrument of the Bank, enforceable in accordance with its terms against the Bank, subject, as to enforcement, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Notes will conform, to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus, in each case, as amended or supplemented;

(i) the Bank had, at the date indicated, the duly allotted and issued share capital as set forth in the consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; all of the issued share capital of the Bank has been duly and validly allotted and issued and is fully paid and non-assessable and any Conversion Shares issuable upon a conversion of the Series BV Shares upon a Trigger Event (as defined in the Indenture) will conform, when issued, in all material respects to the description thereof contained in the Prospectus, as amended or supplemented to such date;

(j) the Bank has taken all necessary action to approve and authorize the Series BV Shares and when issued and delivered to the Limited Recourse Trustee, the Series BV Shares will be validly issued, fully paid and non-assessable; and the Series BV Shares will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus;

(k) The Bank has taken all necessary action to approve and to reserve for issuance the Conversion Shares issuable upon conversion of the Series BV Shares, and any Conversion Shares issuable upon a conversion of the Series BV Shares upon a Trigger Event (as defined in the Indenture) will be duly and validly authorized, issued and fully paid and would not be subject to calls for further funds or preemptive rights, and conform to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus in all material respects;

(l) the execution and delivery of this Agreement, the creation and issuance of the Securities, the authentication, sale and delivery of the Notes and the issuance of the Conversion Shares into which the Series BV Shares may be converted upon the occurrence of a Trigger Event, and the compliance by the Bank with the respective terms thereof, and the consummation of the transactions contemplated thereby and by this Agreement will not contravene any material contract, material indenture or other material agreement to which the Bank is bound, nor will such action result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Bank, nor will such action result in any material violation of the provisions of the Bank Act (Canada) or by-laws of the Bank or any law, statute, judgment, order, rule or regulation of any court, arbitrator, governmental authority or regulatory authority of the United States or Canada or any political subdivision thereof;

(m) no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the issuance, offer and sale of the Notes by the Bank to the Underwriters, the authorization and issuance of the Series BV Shares, or the authorization and reservation for issuance of the Conversion Shares in accordance with the terms of this Agreement or the Indenture or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Act and the Trust Indenture Act, (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, and (iii) as may be required by the Office of the Superintendent of Financial Institutions (Canada) or any successor thereto;

(n) there has not occurred any material adverse change in the financial condition, earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus as amended or supplemented and the Time of Sale Information;

(o) there are no legal or governmental proceedings known to be pending or threatened to which the Bank or any of its subsidiaries is a party or to which any of the properties of the Bank or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, and are not so described; and

(p) the Bank acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Bank or any other person. No Underwriter has assumed an advisory or fiduciary responsibility in favor of the Bank or any other person with respect to the offering of Notes or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank on other matters) or any other obligation to the Bank except the obligations expressly set forth in this Agreement. The Bank shall consult with its own legal, tax, investment, accounting and/or regulatory advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Bank with respect thereto. Any review by the Underwriters of the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Bank.

2. Representations and Warranties of the Underwriters. Each Underwriter represents that it has not offered or sold, and agrees that it will not offer or sell, the Notes purchased by it hereunder, directly or indirectly, in Canada or to any resident of Canada without the consent of the Bank, and that any offer or sale of the Notes purchased by it hereunder in Canada or to any resident of Canada shall be effected on a private placement basis in accordance with applicable exemptions under the applicable securities laws in the relevant jurisdiction, including any requirement that such Underwriter (i) not offer or sell the Notes purchased by it hereunder except in accordance with applicable securities laws in the relevant jurisdiction; (ii) with respect to Canada, represent and agree that (A) it has not offered, sold, distributed or delivered, and that such Underwriter will not offer, sell, distribute or deliver, any Notes purchased by it hereunder, directly or indirectly in Canada or to any person that is resident in any province or territory of Canada for the purposes of securities laws applicable therein (including any corporation or other entity organized under the laws of any jurisdiction in Canada), except pursuant to an available exemption from the prospectus requirements and registration requirements of, or otherwise in compliance with, the securities laws applicable in any of the provinces or territories of Canada; (B) it will not distribute or deliver the Prospectus or Prospectus Supplement or any other offering material relating to Notes purchased by it hereunder in Canada in contravention of the securities laws or regulations of any province or territory of Canada; and (C) that it will deliver to any purchaser who purchases from it any Notes purchased by it hereunder a notice stating that, by purchasing such Notes, such purchaser represents and agrees that it has not offered or sold, and until forty (40) days after any closing date, will not offer or sell, directly or indirectly, any of such Notes in Canada or to, or for the benefit of, any resident thereof, except pursuant to available exemptions from applicable Canadian provincial or territorial securities laws and will deliver to any other purchaser to whom it sells any of such Notes a notice containing substantially the same statement as in this sentence. Each Underwriter represents and warrants that any commissions, fees or compensation payable or creditable to an Underwriter that is not resident in Canada for purposes of the Income Tax Act (Canada) will not be in respect of services rendered in Canada.

3. Each Underwriter further agrees that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to any Notes that may be entered into by such Underwriter.

4. Agreements to Sell and Purchase. The Bank hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Bank the respective principal amounts of Notes set forth in Schedule I hereto opposite its name at the purchase price set forth in Schedule I hereto.

5. Payment and Delivery. Payment for the Notes shall be made to the Bank in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule III hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for the Notes shall be made against delivery to the Underwriters on the Closing Date for the respective accounts of the several Underwriters of the Notes registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid.

6. Certain Agreements of the Bank. The Bank agrees with each of the Underwriters:

(a) the Bank has filed or will file the Preliminary Prospectus and the Prospectus, each as amended and supplemented in a form approved by the Representatives, with the Commission within the time periods specified by the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act and will file promptly all reports and other information required to be filed by the Bank with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Preliminary Prospectus or the Prospectus, as the case may be, and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Notes;

(b) that prior to the termination of the offering of the Securities pursuant to this Agreement, the Bank will not file any prospectus supplement relating to the offering of the Securities or any amendment to the Registration Statement relating to the Securities or the Prospectus (A) unless the Bank has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably and promptly object, or (B) during the period beginning on the Closing Date and continuing for as long as may be required under applicable law, in the reasonable judgment of the Representatives after consultation with the Bank, in order to offer and sell any Notes in Secondary Market Transactions as contemplated by the Prospectus (the “Secondary Transactions Period”), unless the Bank has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably and promptly object; provided, however, that the foregoing requirement shall not apply to any of the Bank’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Bank will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Bank will promptly cause each supplement to the Prospectus relating to the Securities to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Act. The Bank will promptly advise you (i) of the filing of any amendment or supplement to the Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Notes or the Series BV Shares for sale in any state of the United States or the initiation or threatening of any proceeding for such purpose. The Bank will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document;

(c) the Bank will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Bank relating to the offering of the Securities and the Bank will not use or refer to any proposed free writing prospectus to which you reasonably object;

(d) the Bank will not take any action that would result in an Underwriter or the Bank being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(e) that if the Time of Sale Information is being used to solicit offers to buy Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Information conflicts with the information contained in the Registration Statement and Prospectus (as amended and supplemented) then on file, or if, in the opinion of your counsel, it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Bank will forthwith prepare, file with the Commission and furnish, at the Bank’s own expense, to you either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will no longer conflict with the Registration Statement or Prospectus, or so that the Time of Sale Information, as amended or supplemented, will comply with applicable law;

(f) that if, at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) relating to the Notes is required to be delivered under the Act or made available to purchasers of the Notes (including, in the case of the Representatives, in any Secondary Market Transaction during the Secondary Transactions Period), any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act), as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Bank, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Bank will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase the Notes and, if so notified by the Bank, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Bank shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request;

(g) [Reserved];

(h) from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such states of the United States of America as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Notes (including, in the case of the Representatives, in any Secondary Market Transactions during the Secondary Transactions Period), provided that in connection therewith the Bank shall not be required to file a prospectus or equivalent document or to qualify as a foreign corporation or to subject itself to taxation as doing business or to file a general consent to service of process in any jurisdiction;

(i) the Bank will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Bank occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(j) that from the date of this Agreement and continuing to and including the Closing Date, the Bank will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank which are substantially similar to the Notes except pursuant to this Agreement, or except in an offering of Notes that is not and is not required to be registered under the Act (other than in Secondary Market Transactions);

(k) the Bank will prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Notes or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date the final terms have been established for the offering of the Securities;

(l) the Bank will use its commercially reasonable efforts to list, or obtain approval for listing, within 30 days from the Closing Date, subject to notice of issuance if applicable, the Conversion Shares into which the Series BV Shares may be converted upon the occurrence of a Trigger Event, on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”). The Bank will use its commercially reasonable efforts to maintain the listing of such Conversion Shares on the TSX and the NYSE; and

(m) the Bank will at all times reserve and keep available enough Common Shares for the purpose of enabling the Bank to satisfy its obligations to issue the Conversion Shares upon conversion of the Series BV Shares.

7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) unless it has obtained the prior consent of the Bank, it has not made and will not make any offer relating to the Notes that constitutes a free writing prospectus other than a free writing prospectus that contains only information substantively consistent (without any addition thereto) with information contained in a preliminary prospectus, the Prospectus or an Issuer Free Writing Prospectus previously filed with the Commission by the Bank. Each Underwriter will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder in connection with the use of each free writing prospectus for any offer and sale of Notes, including, without limitation, Rule 164(e) for so long as the Bank is an ineligible issuer (as defined in Rule 405);

(b) it has not used and will not, without the prior written consent of the Bank, use any free writing prospectus or term sheet that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that without the consent of the Bank, and notwithstanding paragraph (a) above, the Underwriters may use a term sheet substantially in the form of Schedule III hereto, and a Bloomberg term sheet that contains some or all of the information in Schedule III to this Agreement, so long as (i) any such term sheet does not contain any information not included in Schedule III to this Agreement and (ii) any such term sheet is filed with the Commission by the Underwriters if required by Rule 433 under the Act; and

(c) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

8. Payment of Certain Expenses. The Bank covenants and agrees with the several Underwriters that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus, the Indenture, any blue sky memorandum, broadly disseminated road shows, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(h) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Notes; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Bank and the fees and disbursements of counsel for the Trustee or such agent in connection with the Indenture, the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers of the Notes they may make.

9. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes are subject to the following conditions:

(a) (i) The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Act, such post-effective amendment) shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 6(a) hereof; (ii) all representations and warranties of the Bank contained in this Agreement relating to the Securities and the Conversion Shares are, at and as of the Closing Date, true and correct and the statements of the Bank and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; (iii) the Bank shall have performed all of its obligations hereunder required to be performed; (iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities of the Bank by Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. or Fitch Ratings, Inc. and (v) there shall have been no material adverse change in the financial condition, earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date hereof), which, in the judgment of the Underwriters, makes it impracticable to market the Notes on the terms and in the manner contemplated in this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

(b) Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank, shall have furnished to the Representatives its opinion, dated the Closing Date, subject to such exceptions and qualifications as would be customary, to the effect that:

(i) the Bank validly exists as a Schedule I bank under the Bank Act (Canada) and has the corporate power to create, issue and sell the Securities;

(ii) the issuance, sale and delivery of the Securities have been duly authorized by the Bank and all necessary corporate action has been taken by the Bank to validly issue the Securities; all necessary corporate action has been taken by the Bank to authorize the issuance of the Conversion Shares issuable upon conversion of the Series BV Shares pursuant to their terms and upon the conversion of the Series BV Shares in accordance with their terms, the Conversion Shares will be validly issued as fully paid and non-assessable common shares of the Bank;

(iii) the Notes are direct unsecured debt obligations constituting bank subordinated indebtedness within the meaning of the Bank Act and, in the event of the insolvency or winding-up of the Bank, the Indebtedness (as defined in the Indenture) evidenced by the Notes shall rank, in right of payment: (a) subordinate to the prior payment in full of all Indebtedness of the Bank then outstanding (including all Subordinated Indebtedness (as defined in the Indenture) of the Bank then outstanding other than Junior Subordinated Indebtedness); (b) equally with and not prior to the Junior Subordinated Indebtedness (as defined in the Indenture) (other than the Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes) of the Bank then outstanding; and (c) subordinate to certain other obligations that in the event of the Bank’s insolvency are granted preferential treatment under Canadian law, in each case, whether now outstanding or hereafter incurred; provided that, in the event of the occurrence of a Recourse Event (as defined in the Indenture), including an Event of Default (as defined in the Indenture), the sole remedy of the holders of the Notes shall be recourse to the applicable Limited Recourse Trust Assets (as defined in the Indenture);

(iv) this Agreement has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, delivered by the Bank;

(v) the Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, delivered by the Bank and, to the extent validity thereof is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, is valid and, with respect to the provisions thereof governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, constitutes a legal, valid and binding obligation of the Bank enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to limitations under the Currency Act (Canada);

(vi) the execution and delivery by the Bank of, and the performance by the Bank of its obligations under this Agreement, the Indenture and the Securities do not contravene any existing provision of applicable laws of the Province of Ontario or result in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of the Bank Act (Canada) or the by-laws of the Bank;

(vii) the statements in the Prospectus Supplement under the caption “Canadian Federal Income Tax Considerations” insofar as such statements constitute a summary of the Canadian tax laws referred to therein, are accurate and fairly summarize in all material respects the Canadian tax laws referred to therein;

(viii) no registration, filing or recording of the Indenture under the laws of the Province of Québec or Ontario and the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Notes;

(ix) no consent, approval or authorization of, or registration, recordation or filing with, any governmental body or agency in Canada is required on the part of the Bank pursuant to the laws of the Province of Québec and the federal laws of Canada applicable therein for the issuance and sale by the Bank of the Notes to the Underwriters pursuant to this Agreement and the Indenture or the issuance and sale of the Series BV Shares, except such as have been obtained under the Bank Act (Canada) and the Québec securities laws;

(x) there are no documents required to be filed with the Autorité des marchés financiers (the “AMF”) in connection with the Registration Statement or the Prospectus, except such as have been filed;

(xi) In any proceeding in a court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) for the enforcement of this Agreement, the Notes and the Indenture, an Ontario Court would apply the laws of the State of New York (“New York Law”), in accordance with the parties’ choice of New York Law as the law governing this Agreement, the Notes and the Indenture, to all issues which, under the laws of the Province of Ontario and the federal laws of Canada applicable therein (“Ontario Law”), are to be determined in accordance with the chosen law of the contract, provided that: (A) the parties’ choice of New York Law is bona fide and legal and is not contrary to public policy, as such term is interpreted under Ontario Law (“Public Policy”); (B) in any such proceeding, an Ontario Court: (i) will not take judicial notice of the provisions of New York Law but will only apply such provisions if they are pleaded and proven by expert testimony; (ii) will apply Ontario Law to matters which would be characterized as procedural under Ontario Law; (iii) will apply provisions of Ontario Law that have overriding effect; (iv) will not apply any New York Law if its application would be contrary to Public Policy; (v) will not apply any New York Law if such application would be characterized under Ontario Law as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law; and (vi) will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed; and (C) an Ontario Court has discretion to decline to hear an action if: (i) it is contrary to Public Policy; (ii) it is not the proper forum to hear such an action; or (iii) another action is properly pending before, or a decision has been rendered by, a foreign authority relating to the same cause of action;

(xii) An Ontario Court would give a judgment based upon a final and conclusive in personam judgment of a court of competent jurisdiction in New York (a “New York Court”) for a sum certain, obtained against the Bank with respect to a claim arising out of this Agreement, the Notes or the Indenture (a “New York Judgment”) without reconsideration of the merits, provided that: (A) an action to enforce the New York Judgment must be commenced in an Ontario Court within any applicable limitation period; (B) an Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if such judgment is under appeal, or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (C) an Ontario Court will render judgment only in Canadian dollars; and (D) an action in an Ontario Court on the New York Judgment may be affected by bankruptcy, insolvency or laws affecting the enforcement of creditors’ rights generally; further, an Ontario Court will not give such judgment if: (1) the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (2) the New York Judgment is for a claim which would be characterized as based on foreign revenue, expropriatory, or penal, or other public law under Ontario Law; (3) the New York Judgment is contrary to Public Policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in such statutes; or (4) the New York Judgment has been satisfied or is void or voidable under New York Law; and

(xiii) The submission by the Bank to the non-exclusive jurisdiction of the New York Courts in each of Section 17 of this Agreement and Section 1701 of the Base Indenture would be recognized and given effect by an Ontario Court as a valid submission to the New York Courts, provided that the provisions of this Agreement and the Base Indenture, as applicable, dealing with service of process on the Bank are duly complied with.

(c) Norton Rose Fulbright LLP, Canadian counsel for the Bank, shall have furnished to the Representatives its opinion, dated the Closing Date, subject to such exceptions and qualifications as would be customary, to the effect that:

(i) the Canadian disclosure documents that are incorporated by reference in the Registration Statement (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel expresses no opinion), when they were filed with the AMF under Québec securities laws, appear on their face to have been appropriately responsive in all material respects to the requirements of Québec securities laws as interpreted and applied by the AMF; and

(ii) such counsel’s opinion as summarized in the Prospectus under the heading “Limitations on Enforcement of U.S. Laws Against the Bank, our Management and Others” regarding enforceability of U.S. securities laws is true and correct.

(d) Sullivan & Cromwell LLP, United States counsel for the Bank, shall have furnished to the Representatives its opinion, dated the Closing Date, subject to such exceptions and qualifications as would be customary, to the effect that:

(i) assuming this Agreement has been duly authorized, executed and delivered by the Bank insofar as the laws of Canada, Québec and Ontario are concerned, this Agreement has been duly executed and delivered by the Bank;

(ii) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank under the Covered Laws for the issuance, sale and delivery of the Notes by the Bank to the Underwriters have been obtained or made;

(iii) assuming that the Indenture has been duly authorized, executed and delivered by the Bank insofar as the laws of Canada, Québec and Ontario are concerned, the Indenture has been duly executed and delivered by the Bank and duly qualified under the Trust Indenture Act of 1939; assuming the Notes have been duly authorized, executed, issued and delivered by the Bank insofar as the laws of Canada, Québec and Ontario are concerned, the Notes have been duly executed, authenticated, issued and delivered by the Bank; and, subject to the assumptions in this paragraph (iii), the Indenture and the Notes constitute valid and legally binding obligations of the Bank enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that such counsel shall not be required to express any opinion with respect to Article 15 and Section 1601 of the Base Indenture or Sections 901, 902, 903, 906, 907, 1103 and 1202 of the Supplemental Indenture, and the corresponding provisions in the Notes, which are governed by the laws of the Province of Ontario and the Federal laws of Canada applicable therein;

(iv) assuming the validity of such action under the laws of Canada, Québec and Ontario, under the laws of the State of New York relating to submission of personal jurisdiction, the Bank has validly and effectively submitted to the personal jurisdiction of any state or Federal court in The City of New York, State of New York and has validly appointed Cogency Global Inc. as its authorized agent for the purposes described in Section 17 of this Agreement; and

(v) the Bank is not an “investment company” as defined in the Investment Company Act of 1940.

Such counsel shall not be required to express any opinion for the purposes of paragraph (ii) above, insofar as performance by the Bank of its obligations under the Indenture, the Underwriting Agreement or the Securities is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinion in paragraph (ii) above, “Covered Laws” means the federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in such counsel’s experience normally are applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement; provided, however, that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Bank, the Terms Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Bank or its affiliates due to its or their status, business or assets.

Such counsel shall also furnish a letter stating that they have reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the pricing information listed on Schedule III of this Agreement and participated in discussions with representatives of the Underwriters and those of the Bank and its accountants. Such letter shall also state that, between the date of the Prospectus Supplement and the time of delivery of such letter, they have participated in further discussions with the representatives of the Underwriters and those of the Bank, its Canadian counsel and its accountants concerning certain matters relating to the Bank and reviewed certificates of certain officers of the Bank, a letter addressed to the Underwriters from the Bank’s accountants and the opinion of Norton Rose Fulbright Canada LLP referred to in Section 9(c) of this Agreement. Such letter shall state that, on the basis of the information such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Act, such counsel confirms to the Underwriters that the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder; provided, however, that such counsel expresses no opinion on compliance as to form in respect of those parts of the Report on Form 40-F and the Reports on Form 6-K incorporated by reference into the Basic Prospectus that, in accordance with the Multijurisdictional Disclosure System between Canada and the United States, are prepared in conformity with applicable Canadian requirements (the Underwriters are receiving an opinion of Norton Rose Fulbright Canada LLP in respect of such matters); that the statements contained in the Registration Statement and the Basic Prospectus under the captions “Description of Debt Securities,” “Description of First Preferred Shares,” “Tax Consequences—United States Taxation” and “Plan of Distribution” and in the Prospectus Supplement, under the captions “Description of the Notes,” “Description of Preferred Shares Series BV,” “U.S. Federal Income Tax Considerations” and “Supplemental Plan of Distribution” insofar as they relate to provisions of the Notes, the Indenture or this Agreement or of United States Federal tax law therein described, constitute a fair and accurate summary of such provisions in all material respects (the “Covered Statements”).

Such letter shall also state that nothing that came to the attention of such counsel in the course of their review has caused them to believe that the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that nothing that came to such counsel’s attention in the course of the procedures described in the second sentence of the preceding paragraph has caused such counsel to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinions and letter may state (1) that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement except for the Covered Statements, (2) that they do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Prospectus or the Time of Sale Information, or as to management’s report of its assessment of the effectiveness of the Bank’s internal control over financial reporting or the auditors’ report as to the Bank’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Time of Sale Information, or as to the statement of the eligibility of the Trustee under the Indenture under which the Notes are being issued, or as to any statement of the Bank or its Canadian counsel with respect to the laws of Canada, Québec and Ontario, in each case, in the Registration Statement, the Basic Prospectus, as supplemented by the Prospectus Supplement, or in the documents incorporated by reference therein, (3) that they are passing only upon matters of United States federal and New York law and that they understand that the Bank is relying on the opinions of Osler, Hoskin & Harcourt LLP and Norton Rose Fulbright Canada LLP, Canadian counsels for the Bank, with respect to matters of the laws of Canada, Québec and Ontario (including compliance with all legal requirements as interpreted and applied by the AMF), (4) that their opinion or opinions are subject to any assumptions, qualifications and limitations with respect to such matters as are contained in the opinions of such Canadian counsels for the Bank, and (5) such other exceptions and qualifications as would be customary.

(e) The Representatives shall have received at the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters with respect to the Registration Statement, the Prospectus, the Securities and such other matters that the Representatives may reasonably request.

(f) The Representatives shall have received on the Closing Date, in form and substance reasonably satisfactory to the Representatives, from the Auditor(s), letters dated the date of the Prospectus Supplement and the Closing Date constituting statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Bank, to the effect set forth in Section 9(a)(i) and (iv) above and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of the Closing Date and that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date.

10. Indemnification and Contribution. (a) The Bank agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Bank by any Underwriter expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, its directors, its officers, its authorized representative or representatives in the United States, and each person, if any, who controls the Bank within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Bank to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any Preliminary Prospectus, in each case as amended or supplemented.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify promptly the indemnifying party will not relieve it from liability unless and to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 10(a) and by the Bank in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is an actual or potential party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in Sections 10(a) and 10(b) hereof is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand, and of the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand, and the Underwriters on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Bank and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Notes that it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Notes, then the Bank shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Notes on such terms. In the event that, within the respective prescribed period, the Representatives notify the Bank that they have so arranged for the purchase of such Notes, or the Bank notifies the Representatives that it has so arranged for the purchase of such Notes, the Representatives or the Bank shall have the right to postpone the Closing Date for such Notes for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Bank agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Information or the Prospectus that in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used herein shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Bank as provided in subsection (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Bank shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Bank as provided in subsection (a) above, the aggregate principal amount of Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, as referred to in subsection (b) above, or if the Bank shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Bank, except for the expenses to be borne by the Bank and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Bank and the several Underwriters, as set forth hereunder or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any (i) termination of this Agreement or (ii) investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Bank, or any officer or director or controlling person of the Bank, and shall survive delivery of and payment for the Notes.

13. Termination. (a) If this Agreement is terminated pursuant to Section 11 hereof, the Bank shall not then be under any liability to any Underwriter with respect to the Notes except as provided in Sections 8 and 10 hereof; but, if for any other reason the Notes are not delivered by or on behalf of the Bank as provided herein, the Bank will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Bank shall then be under no further liability to any Underwriter with respect to the Notes except as provided in Sections 8 and 10 hereof.

(b) This Agreement shall be subject to termination by the Underwriters by giving prompt notice to the Bank, if prior to the Closing Date, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a general moratorium on commercial banking activities in the City of New York or the City of Toronto, declared by either United States federal, New York State, Canadian federal or Ontario provincial authorities, as the case may be; (iv) an outbreak or escalation of hostilities or other calamity or crisis having an adverse effect on the financial markets of the United States of America, which, in the judgment of the Underwriters, makes it impracticable to market the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus or (v) the representation in Section 1(c) is incorrect in any respect.

(c) If this Agreement is terminated pursuant to Section 13(b) hereof, such termination shall be without liability of any party to any other party except as provided in Sections 8, 10 and 12 hereof.

14. Authority; Notices. In all dealings hereunder, the Representatives of the Underwriters of the Notes shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose under the terms of this Agreement.

All statements, requests, notices, including notice of a change of legal entity name, change of address, or of a successor entity to an Underwriter, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by electronic communication or mailed to the address of the Representatives as set forth on page 1 of this agreement; and if to the Bank shall be delivered to the address of the Bank set forth in the Registration Statement: Attention: Executive Vice-President, RBC Corporate Treasury; provided, however, that any notice to an Underwriter pursuant to Section 13(c) hereof shall be delivered or sent by electronic communication or mailed to such Underwriter at its address set forth in its Underwriters’ questionnaire, which address will be supplied to the Bank by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Bank and, to the extent provided in Sections 10 and 12 hereof, affiliates of the several Underwriters, the officers and directors of the Bank and the several Underwriters and each person who controls the Bank or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Notice of a successor entity to an Underwriter shall be provided by the applicable Underwriter as promptly as reasonably practicable pursuant to Section 14 hereof.

17. Jurisdiction. The Bank irrevocably (i) agrees that any legal suit, action or proceeding against the Bank brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding. The Bank irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby that is instituted in any New York Court. The Bank has appointed Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby that may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Bank represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank shall be deemed, in every respect, effective service of process upon the Bank.

18. Business Day. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the relevant Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Bank with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Bank agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Bank an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. U.S. Special Resolution Regime. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a

BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of the preceding paragraph:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “Covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. International Regulations.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Bank and any BRRD Party, the Bank acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of EU Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by: (a) the effect of the exercise of EU Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of such BRRD Party to the Bank under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such BRRD Party or another person (and the issue to or conferral on the Bank of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of EU Bail-in Powers by the Relevant Resolution Authority.

For purposes of the preceding paragraph:

“EU Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“EU Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant EU Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage); and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any EU Bail-in Powers in relation to a BRRD Party.

“BRRD Party” means any Underwriter subject to EU Bail-in Powers.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the Bank or two or more of the Underwriters, the Bank and each Underwriter acknowledges and accepts that a UK Bail-in Liability arising under this Agreement or any Terms Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

a.

the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any Underwriter to the Bank or one or more other Underwriters under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.	The reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

ii.

the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of such Underwriter or another person, and the issue to or conferral on one or more of the Bank or another Underwriter of such shares, securities or obligations;

iii.	the cancellation of the UK Bail-in Liability;

iv.	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

b.	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For purposes of the preceding paragraph:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

23. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours, ROYAL BANK OF CANADA

By:	/s/ Jason Drysdale
	Name:	Jason Drysdale
	Title:	Executive Vice-President and Treasurer

By:	/s/ Naeem Mirza
	Name:	Naeem Mirza
	Title:	Vice President, Financial Resource Optimization

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof, as Representatives on behalf of the Underwriters set forth in Schedule I hereto

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

BOFA SECURITIES, INC.

By:	/s/ Sandeep Chawla
	Name:	Sandeep Chawla
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Howard Brocklehurst
	Name:	Howard Brocklehurst
	Title:	Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Kimberly A. Boulmetis
	Name:	Kimberly A. Boulmetis
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

UBS SECURITIES LLC

By:	/s/ Dominic Hills
	Name:	Dominic Hills
	Title:	Associate Director

By:	/s/ John Sciales
	Name:	John Sciales
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes To Be Purchased
RBC Capital Markets, LLC	$153,000,000
BofA Securities, Inc.	$150,000,000
Citigroup Global Markets Inc.	$150,000,000
J.P. Morgan Securities LLC	$150,000,000
Morgan Stanley & Co. LLC	$150,000,000
MUFG Securities Americas Inc.	$75,000,000
UBS Securities LLC	$75,000,000
Lloyds Securities Inc.	$10,000,000
Santander US Capital Markets LLC	$10,000,000
U.S. Bancorp Investments, Inc.	$10,000,000
Truist Securities, Inc.	$10,000,000
ANZ Securities, Inc.	$3,000,000
BBVA Securities Inc.	$3,000,000
BNY Mellon Capital Markets, LLC	$3,000,000
Credit Agricole Securities (USA) Inc.	$3,000,000
Capital One Securities, Inc.	$3,000,000
Comerica Securities, Inc.	$3,000,000
Commonwealth Bank of Australia	$3,000,000
Fifth Third Securities, Inc.	$3,000,000
Huntington Securities, Inc.	$3,000,000
KeyBanc Capital Markets Inc.	$3,000,000
M&T Securities, Inc.	$3,000,000
nabSecurities, LLC	$3,000,000
National Bank of Canada Financial Inc.	$3,000,000
NatWest Markets Securities Inc.	$3,000,000
Rabo Securities USA, Inc.	$3,000,000

Regions Securities LLC	$3,000,000
SG Americas Securities, LLC	$3,000,000
Scotia Capital (USA) Inc.	$3,000,000
Westpac Banking Corporation	$3,000,000
Total	$1,000,000,000

Price to Public: 100.000%

Underwriters’ Discount: 1.000% of the principal amount of the Notes

Underwriters’ Purchase Price: 99.000%

SCHEDULE II

Free Writing Prospectus(es):

The term sheet attached as Schedule III hereto.

SCHEDULE III

ROYAL BANK OF CANADA

7.500% Limited Recourse Capital Notes, Series 4

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

FINAL TERM SHEET

DATED APRIL 17, 2024

This Final Term Sheet supplements the information set forth under the captions “Description of the Notes” in the Preliminary Prospectus Supplement dated April 17, 2024 relating to the Notes (as defined below) and “Description of the Debt Securities” in the Prospectus dated December 20, 2023. Capitalized terms used in this Final Term Sheet but not defined have the meanings given to them in the Preliminary Prospectus Supplement.

Issuer:	Royal Bank of Canada (the “Bank”)

Title of the Series:	7.500% Limited Recourse Capital Notes, Series 4 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”)

Principal Amount:	$1,000,000,000.00

Issue Price:	100.00%

Trade Date:	April 17, 2024

Settlement Date (T+5)[1]:	April 24, 2024

Initial Interest Reset Date:	May 2, 2029

Maturity Date:

May 2, 2084

On the Maturity Date, the Bank will repay to holders of the Notes (the “Noteholders”) the principal amount, plus accrued and unpaid interest to, but excluding, the Maturity Date. See also under “Limited Recourse” below.

Minimum Denomination:	$200,000 and multiples of $1,000

[1]

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle no later than two business days after the trade date, unless the parties to such trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade on any date more than two business days prior to delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

Interest Rate:

From and including the date of the issuance of the Notes to, but excluding, May 2, 2029, interest will accrue on the Notes at a rate equal to 7.500% per annum. Starting on May 2, 2029 and on every fifth anniversary of such date thereafter until May 2, 2079 (each such date, an “Interest Reset Date”), the interest rate on the Notes will be reset at a rate per annum equal to the sum, as determined by the Calculation Agent, of (i) the then-prevailing U.S. Treasury Rate (as defined below) on the relevant Interest Rate Calculation Date (as defined below) and (ii) 2.887%.

“Interest Rate Calculation Date” means the business day prior to each Interest Reset Date.

Interest Payment Dates:	Quarterly on February 2, May 2, August 2, and November 2 of each year, beginning August 2, 2024.

U.S. Treasury Rate and Fallbacks:

“U.S. Treasury Rate” means, as at an Interest Rate Calculation Date, the rate per annum equal to: the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the applicable Interest Rate Calculation Date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent in its sole discretion.

If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to the foregoing calculation, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor five-year treasury rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of business day and the Interest Rate Calculation Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

If such rate cannot be determined as described above, then (i) the U.S. Treasury Rate will be determined by the Bank or our designee by interpolation between the most recent weekly average yield to maturity for two series of U.S. treasury securities trading in the public securities market, (1) one maturing as close as possible to, but earlier than, the Interest Reset Date following the next following Interest Rate Calculation Date, and (2) the other maturing as close as possible to, but later than, the Interest Reset Date following the next following Interest Rate Calculation Date, in each case, appearing under the caption “Treasury Constant Maturities” in the most recent published statistical release designated H.15 Daily Update or any successor publication which is published by the U.S. Federal Reserve Board of Governors; or (ii) if the calculation described in clause (i) cannot be determined, then the U.S. Treasury Rate will be the same rate as determined for the prior Interest Rate Calculation Date, provided, however, that in the case of the Initial Reset Date, the interest rate on the Notes will be 7.500%.

Interest Deferability:

Interest payments are non-deferrable.

If there is non-payment by the Bank of interest on the Notes when due and the Bank has not cured such non-payment by subsequently paying such interest prior to the fifth business day immediately following the applicable interest payment date, a Recourse Event (as defined below) will have occurred and, on a Failed Coupon Payment Date (as defined below), the Notes will automatically and immediately be redeemed for the Redemption Price (as defined below). From and after a Failed Coupon Payment Date, all Notes shall cease to be outstanding, each Noteholder shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive upon surrender thereof the Redemption Price.

If the Bank does not pay the applicable Redemption Price in cash under such circumstances, its obligation to pay the Redemption Price will be satisfied by the Bank’s delivery of the Trust Assets (as defined below) to which the recourse of the Noteholders will be limited. The Trust Assets will consist of Preferred Shares (as defined below) except under certain circumstances, as described below, where the Trust Assets may consist of the Bank’s common shares (“Common Shares”) or cash. See “Limited Recourse” below.

“Failed Coupon Payment Date” means the fifth business day immediately following an interest payment date upon which the Bank does not pay interest on the Notes and has not cured such non-payment by subsequently paying such interest prior to such fifth business day.

The Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act (Canada) or the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) Capital Adequacy Requirements (CAR) Guideline.

Initial Treasury Benchmark:	4.125% UST due March 31, 2029

Initial Treasury Benchmark Price:	97-27+

Initial Treasury Yield:	4.613%

Initial Re-Offer Spread to Treasury Benchmark:	T + 288.7bps

Interest to Initial Interest Reset Date:	7.500%

Yield to Initial Interest Reset Date:	7.500%

Fees:	1.000%

Redemption:

The Notes shall be redeemable by the Bank on the Initial Interest Reset Date and on each February 2, May 2, August 2, and November 2 thereafter, in whole but not in part on not less than 10 nor more than 60 days’ prior notice at the Redemption Price, only upon the redemption by the Bank of the Preferred Shares held by the LRT Trustee (as defined below) in the Limited Recourse Trust (as defined below) in accordance with the terms of such shares and with the prior written approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”).

Upon redemption by the Bank of the Preferred Shares held by the LRT Trustee as described above prior to the Maturity Date (such redemption will be subject to the prior written approval of the Superintendent), outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank shall automatically and immediately be redeemed, for a cash amount equal to the Redemption Price thereof, without the consent of the Noteholders.

Subject to the provisions of the Bank Act (Canada), the consent of the Superintendent and various restrictions on the retirement of the Preferred Shares, the Preferred Shares are redeemable at the option of the Bank on May 2, 2029 (the Initial Interest Reset Date for the Notes) and on each February 2, May 2, August 2, and November 2 thereafter and in certain other circumstances. See the Final Term Sheet for the Preferred Shares attached as Annex A (the “Preferred Shares Final Term Sheet”) for circumstances under which the Preferred Shares may be redeemed by the Bank. For certainty, to the extent that the Bank has immediately prior to or concurrently with such Preferred Share redemption redeemed or purchased for cancellation a corresponding number of Notes in accordance with the terms of the Indenture (as defined below), such requirement to redeem a corresponding number of Notes shall be deemed satisfied.

The Bank may also, at its option, with the prior written approval of the Superintendent, redeem the Notes, in whole but not in part, at any time on or within 90 days following a Special Event Date (as defined below) and on not less than 10 nor more than 60 days’ prior notice, at the Redemption Price.

Any Notes redeemed by the Bank shall be cancelled and may not be reissued.

“Redemption Price” of the Notes means the aggregate of (i) the principal amount of the Notes, and (ii) any accrued and unpaid interest on the Notes up to, but excluding, the date of redemption.

“Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Additional Tier 1 Capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks as interpreted by the Superintendent.

“Special Event Date” means a date that is a Regulatory Event Date or a Tax Event Date.

“Tax Event Date” means the date on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada (who may be counsel to the Bank) to the effect that, (A) as a result of, (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (ii) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (iii) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each case (i), (ii) or (iii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of the issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank or the Limited Recourse Trust is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes or the Preferred Shares (including dividends thereon) or other Trust Assets or the Limited Recourse Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority; or (B) as a result of, (i) any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of succession), the Bank (or its successor) has become or would become obligated to pay (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced), on the next succeeding date on which interest is due, additional amounts with respect to the Notes; or (ii) on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of succession), any action having been taken by any taxing authority of, or any decision having been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (B)(i) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation having been officially proposed, the Bank (or its successor) would become obligated to pay (assuming that such change, amendment, application, interpretation or action is applied to the Notes by the taxing authority and that, in the case of any announced prospective change, such announced change will become effective as of the date specified in such announcement and in the form announced), on the next succeeding date on which interest is due, additional amounts with respect to the Notes; provided that in any such case of (B)(i) or (ii), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor)..

Limited Recourse:	If (i) there is non-payment by the Bank of the principal amount of the Notes, together with any accrued and unpaid interest, on the Maturity Date, (ii) a Failed Coupon Payment Date occurs, (iii) the Bank does not pay the Redemption Price in connection with a redemption of the Notes in cash, (iv) an event of default under the Notes occurs or (v) a Trigger Event (as defined below) occurs (each such event, a “Recourse Event”), the recourse of each Noteholder will be limited to that Noteholder’s proportionate share of the assets (the “Trust Assets”) held by a third party trustee (the “LRT Trustee”) in respect of the Notes in Leo LRCN Limited Recourse Trust (the “Limited Recourse Trust”). The LRT Trustee will hold assets in the Limited Recourse Trust in respect of more than one series of limited recourse capital notes, and the assets (including the Bank’s preferred shares) for each such series will be held separate from the assets for other series. Computershare Trust Company of Canada is the LRT Trustee.

Initially, at the time of issuance of the Notes, the Trust Assets will consist of the Bank’s Non-Cumulative 5-Year Fixed Rate Reset First Preferred Shares, Series BV (the “Preferred Shares”) issued at an issue price of $1,000 per Preferred Share. The Trust Assets may alternatively consist of (i) Preferred Shares, (ii) cash if the Preferred Shares are redeemed for cash by the Bank with the prior written approval of the Superintendent, (iii) Common Shares upon the conversion of the Preferred Shares into Common Shares as a result of a Trigger Event or (iv) any combination thereof, depending on the circumstances.

The number of Preferred Shares issued at the time of issuance of the Notes will be equal to the total principal amount of the Notes divided by $1,000. If the Trust Assets consist of Preferred Shares at the time a Recourse Event occurs, the Bank will deliver, or cause the LRT Trustee to deliver, to each Noteholder one Preferred Share for each $1,000 principal amount of Notes held, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Preferred Shares will be each Noteholder’s sole remedy against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable.

Upon the occurrence of a Recourse Event that is a Trigger Event, the Bank will deliver, or cause the LRT Trustee to deliver, to each Noteholder that Noteholder’s proportionate share of the Common Shares issued in connection with the Trigger Event. The number of Common Shares issuable in connection with the Trigger Event will be calculated based on a Share Value (as defined below in the Preferred Shares Final Term Sheet) of $1,000. Such Common Shares shall be applied to the payment of the principal amount of the Notes, and such delivery of Common Shares will be each Noteholder’s sole remedy against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. See “NVCC Automatic Conversion” below.

The receipt by a Noteholder of its proportionate share of the Trust Assets upon the occurrence of a Recourse Event shall exhaust the remedies of the Noteholders under the Notes. If a Noteholder does not receive its proportionate share of the Trust Assets under such circumstances, the sole remedy of the Noteholder for any claims against the Bank shall be limited to a claim for the delivery of such Trust Assets.

In case of any shortfall resulting from the value of the Trust Assets being less than the principal amount of and any accrued and unpaid interest on the Notes, all losses arising from such shortfall shall be borne by the Noteholders.

All claims of Noteholders against the Bank under the Notes will be extinguished upon receipt of the Trust Assets.

Purchase for Cancellation:	The Bank may, at its option and at any time, with the prior written approval of the Superintendent, purchase the Notes in the market, by tender (available to all holders of Notes) or by private contract at any price.

Conversion:	The Notes are not convertible into any other property except as described herein.

NVCC Automatic Conversion:

Upon the occurrence of a Trigger Event, each Preferred Share held in the Limited Recourse Trust will be automatically converted, without the consent of the Noteholders, the LRT Trustee or the Indenture Trustee, into the number of fully-paid and freely-tradeable Common Shares of the Bank based on the Conversion Price (as defined below in the Preferred Shares Final Term Sheet) (a “Trigger Event Conversion”). See “NVCC Automatic Conversion” in the Preferred Shares Final Term Sheet for more details.

Immediately following such Trigger Event Conversion, each Note will be automatically redeemed, without the consent of Noteholders, for the number of Common Shares into which each Preferred Share was converted.

“Trigger Event” has the meaning set out in the OSFI Capital Adequacy Requirements (CAR) Guideline, Chapter 2—Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a) the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b) a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Events of Default:

The only events of default under the Notes shall be the bankruptcy, insolvency, or liquidation of the Bank.

An event of default under the Notes will not include any non-payment by the Bank of the principal amount of or interest on the Notes, the non-performance by the Bank of any other covenant of the Bank in the Indenture, or the occurrence of a Trigger Event.

The occurrence of an event of default is a Recourse Event for which the sole remedy of the Noteholders shall be the delivery of the Trust Assets. In case of an event of default, the delivery of the Trust Assets to the Noteholders will exhaust all remedies of such Noteholders in connection with such event of default.

See “Limited Recourse” above.

Voting Rights:	None, other than in certain limited circumstances to be described in the Indenture.

Status and Subordination:	The Notes will be direct unsecured subordinated indebtedness of the Bank and will rank subordinate to all of the Bank’s deposit liabilities and all of the Bank’s other indebtedness (including all of the Bank’s other unsecured and subordinated indebtedness) from time to time issued and outstanding, except for such indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the Notes.

Upon the occurrence of a Recourse Event, including if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Trigger Event), the recourse of each Noteholder will be limited to such Noteholder’s proportionate share of the Trust Assets. As mentioned above, the receipt by a Noteholder of its proportionate share of the Trust Assets upon the occurrence of a Recourse Event shall exhaust the remedies of such Noteholder under the Notes. If a Noteholder does not receive its proportionate share of the Trust Assets under such circumstances, the sole remedy of the Noteholder for any claims against the Bank shall be limited to a claim for the delivery of such Trust Assets. If the Trust Assets that are delivered to the Noteholders under such circumstances comprise Preferred Shares or Common Shares, such Preferred Shares or Common Shares will rank on parity with the Bank’s other first preferred shares or Common Shares, as applicable.

The Notes will be direct unsecured obligations of the Bank constituting subordinated indebtedness for the purposes of the Bank Act (Canada) and will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or under the Canada Deposit Insurance Corporation Act (Canada), the Bank Act (Canada) or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of a deposit taking financial institution.

Prohibited Owners:

The terms and conditions of the Notes will include mechanics to allow the Bank to attempt to facilitate a sale of Preferred Shares or Common Shares (issued upon a Recourse Event) on behalf of those Noteholders who are Ineligible Persons (as defined below) or who, by virtue of that delivery, would become Significant Shareholders (as defined below). The net proceeds received by the Bank from the sale of any such Preferred Shares or Common Shares will be divided among the applicable persons in proportion to the number of Preferred Shares or Common Shares that would otherwise have been delivered to them after deducting the costs of sale and any applicable withholding taxes.

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada or the United States of America to the extent that the issuance by the Bank or delivery by its transfer agent to that person, of Preferred Shares or, pursuant to an NVCC Automatic Conversion, of Common Shares would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any person to the extent that the issuance by the Bank or delivery by its transfer agent to that person, of Preferred Shares or, pursuant to an NVCC Automatic Conversion, of Common Shares would cause the Bank to be in violation of any law to which the Bank is subject.

“Significant Shareholder” means any person who beneficially owns directly, or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act (Canada).

“person”, for the purposes of the definitions of Ineligible Person and Significant Shareholder, has the meaning given to it in the Bank Act (Canada).

Use of Proceeds:	The net proceeds of this offering will be used for general business purposes.

Payment Convention:	Following business day convention, unadjusted

Business Days:	New York, Toronto

Day Count Fraction:	30/360

Listing:	None

Canadian Bail-in Powers Acknowledgment:	The Notes are not subject to bail-in conversion under the Canadian bail-in regime.

CUSIP / ISIN:	780082 AR4 / US780082AR49

Lead Managers and Joint Book Runners:	RBC Capital Markets, LLC BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC MUFG Securities Americas Inc. UBS Securities LLC

Passive Book Runners:	Lloyds Securities Inc. Santander US Capital Markets LLC U.S. Bancorp Investments, Inc. Truist Securities, Inc.

Co-Managers:

ANZ Securities, Inc.

BBVA Securities Inc.

BNY Mellon Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

Capital One Securities, Inc.

Comerica Securities, Inc.

Commonwealth Bank of Australia

Fifth Third Securities, Inc.

Huntington Securities, Inc.

KeyBanc Capital Markets Inc.

M&T Securities, Inc.

nabSecurities, LLC

National Bank of Canada Financial Inc.

NatWest Markets Securities Inc.

Rabo Securities USA, Inc.

Regions Securities LLC

SG Americas Securities, LLC

Scotia Capital (USA) Inc.

Westpac Banking Corporation

The Bank has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the lead managers will arrange to send you the prospectus supplement, when available, and the prospectus if you request them by contacting RBC Capital Markets, LLC toll free at 1-866-375-6829 , BofA Securities, Inc. toll free at 1-800-294-1322, Citigroup Global Markets Inc. toll free at 1-800-831-9146, J.P. Morgan Securities LLC toll free at (212) 834-4533, Morgan Stanley & Co. LLC toll free at 1-866-718-1649, MUFG Securities Americas Inc. toll free at (877) 649-6848 and UBS Securities LLC toll free at 1-888-827-7275.

ROYAL BANK OF CANADA

1,000,000 Non-Cumulative 5-Year Fixed Rate Reset First Preferred Shares, Series BV

(Non-Viability Contingent Capital (NVCC))

FINAL TERM SHEET

DATED APRIL 17, 2024

Capitalized terms used in this document but not defined have the meaning given to them in the Final Term Sheet for 7.500% Limited Recourse Capital Notes, Series 4 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) to which this Final Term Sheet is attached, or in the Preliminary Prospectus Supplement dated April 17, 2024 relating to the Notes to the Prospectus dated December 20, 2023.

Terms and Conditions

Issuer:	Royal Bank of Canada (the “Bank”)

Issue:

Non-Cumulative 5-Year Fixed Rate Reset First Preferred Shares, Series BV (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”).

The Preferred Shares will be issued to the LRT Trustee who will hold legal title to the Preferred Shares in trust as trustee for the benefit of the Bank to satisfy the Bank’s obligations under the Indenture for the benefit of the Noteholders.

Principal Amount:	$1,000,000,000.00

Issue Price:	$1,000 per Preferred Share, to be satisfied by the payment of the Canadian Dollar Equivalent thereof.

Trade Date:	April 17, 2024

Settlement Date (T+5)[1]	April 24, 2024

Maturity:	Perpetual

Dividends:

Prior to the date that the Preferred Shares are delivered to Noteholders (the “Transfer Date”), the holders of the Preferred Shares shall not be entitled to receive dividends.

Following the Transfer Date, during the Initial Fixed Rate Period (as defined below), the holders of the Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors, subject to the provisions of the Bank Act (Canada), payable quarterly on February 2, May 2, August 2, and November 2 in each year, in an amount per share per annum determined by multiplying the Initial Annual Fixed Dividend Rate (as defined below) by $1,000; provided that, whenever it is necessary to compute any dividend amount in respect of the Preferred Shares for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

[1]

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle no later than two business days after the trade date, unless the parties to such trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade on any date more than two business days prior to delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

During each Subsequent Fixed Rate Period (as defined below), the holders of the Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors, subject to the provisions of the Bank Act (Canada), payable quarterly on February 2, May 2, August 2, and November 2 in each year, in an amount per share per annum determined by multiplying the Annual Fixed Dividend Rate (as defined below) applicable to such Subsequent Fixed Rate Period by $1,000.

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rounded to the nearest one hundred–thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the U.S. Treasury Rate on the applicable Fixed Rate Calculation Date plus 2.887%.

“Canadian Dollar Equivalent” means the Canadian dollar equivalent of U.S. dollars using the spot exchange rate as of 4:30 p.m. New York City time on April 22, 2024.

“Fixed Period End Date” means May 2, 2029 and each May 2 every fifth year thereafter.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the business day prior to the first day of such Subsequent Fixed Rate Period.

“Initial Annual Fixed Dividend Rate” means, for the Initial Fixed Rate Period, the rate equal to the interest rate per annum on the Notes in effect as of the Transfer Date, provided that if the Transfer Date is on or after the Maturity Date, it means the rate (expressed as a percentage rounded to the nearest one hundredth-thousandth of one percent (with 0.000005% being rounded up)) equal to the U.S. Treasury Rate on the business day prior to the Maturity Date (and in such case, for purposes of the definition of the U.S. Treasury Rate, such day shall be deemed to be a “Fixed Rate Calculation Date” and such Initial Fixed Rate Period shall be deemed to be a “Subsequent Fixed Rate Period”), plus 2.887%.

“Initial Fixed Rate Period” means, (i) if the Transfer Date is prior to May 2, 2029, the period from and including the Transfer Date to, but excluding, May 2, 2029 and (ii) if the Transfer Date is on or after May 2, 2029, the period from and including the Transfer Date, to, but excluding, the first Fixed Period End Date following the Transfer Date.

“Initial Reset Date” means, (i) if the Transfer Date is prior to May 2, 2029, May 2, 2029, and (ii) if the Transfer Date is on or after May 2, 2029, the first Fixed Period End Date following the Transfer Date.

“Subsequent Fixed Rate Period” means the period from and including the Initial Reset Date to, but excluding, the next Fixed Period End Date and each five-year period thereafter from and including such Fixed Period End Date to, but excluding, the next Fixed Period End Date.

“U.S. Treasury Rate” means, as at a Fixed Rate Calculation Date, the rate per annum equal to: the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days preceding the applicable Fixed Rate Calculation Date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent in its sole discretion.

If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to the foregoing calculation, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor five-year treasury rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of business day and the Fixed Rate Calculation Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

If such rate cannot be determined as described above, then (i) the U.S. Treasury Rate will be determined by the Bank or our designee by interpolation between the most recent weekly average yield to maturity for two series of U.S. treasury securities trading in the public securities market, (1) one maturing as close as possible to, but earlier than, the first day of the Subsequent Fixed Rate Period following the next following Fixed Rate Calculation Date, and (2) the other maturing as close as possible to, but later than, the first day of the Subsequent Fixed Rate Period following the next following Fixed Rate Calculation Date, in each case, appearing under the caption “Treasury Constant Maturities” in the most recent published statistical release designated H.15 Daily Update or any successor publication which is published by the U.S. Federal Reserve Board of Governors; or (ii) if the calculation described in clause (i) cannot be determined, then the U.S. Treasury Rate will be the same rate as determined for the prior Fixed Rate Calculation Date, provided, however, that in the case of the Initial Reset Date, the dividend rate on the Preferred Shares will be the Initial Annual Fixed Dividend Rate or in the case of a determination of the Initial Annual Fixed Dividend Rate if the Transfer Date is on or after the Maturity Date, the dividend rate on the Preferred Shares will be the interest rate per annum on the Notes in effect as of the business day prior to the Maturity Date.

Dividend Deferability:

If the board of directors does not declare a dividend, or any part thereof, on the Preferred Shares, then the rights of the holders of the Preferred Shares to such dividend, or to any part thereof, will be extinguished.

The Bank may also be restricted under the Bank Act (Canada) from paying dividends on the Preferred Shares in certain circumstances.

Dividend Stopper:	The Bank will not pay any dividends on any second preferred shares, any Common Shares or any other shares ranking junior to the Preferred Shares (other than stock dividends in any shares ranking junior to the relevant series); or redeem, purchase or otherwise retire any second preferred shares, any Common Shares or any other shares ranking junior to the Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the relevant series); or redeem, purchase or otherwise retire less than all of the Preferred Shares; or except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provision attaching to any series of preferred shares, redeem, purchase, or otherwise retire any other shares ranking on a parity with the Preferred Shares, unless in each case all dividends up to and including the dividend payment date for the last completed period for which dividends are payable, have been declared and paid, or set apart for payment, in respect of the Bank’s first preferred shares.

Redemption:

Except as noted below, the Preferred Shares will not be redeemable prior to May 2, 2029.

Subject to the provisions of the Bank Act (Canada) and the consent of the Superintendent, on May 2, 2029 (the Initial Interest Reset Date for the Notes) and on each February 2, May 2, August 2, and November 2 thereafter, the Bank may redeem all (or, if on or after the Transfer Date, all or any part) of the outstanding Preferred Shares. If the Preferred Shares are redeemed before the Transfer Date, the redemption price per share will be equal to the Canadian Dollar Equivalent of $1,000). If the Preferred Shares are redeemed on or after the Transfer Date, the redemption price per share will be equal to $1,000, plus any declared and unpaid dividends up to, but excluding, the date fixed for redemption.

Upon the occurrence of a Special Event Date before the Transfer Date, the Bank may also, at its option, with the prior written approval of the Superintendent, redeem the Preferred Shares, in whole but not in part, at any time on or within 90 days following a Special Event Date in respect of the Notes, at a redemption price per share which is equal to the Canadian Dollar Equivalent of $1,000 (a “Special Event Redemption”).

If at any time the Bank, with the prior written approval of the Superintendent, purchases Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise, for cancellation, then the Bank shall, with the prior written approval of the Superintendent, redeem such number of Preferred Shares with an aggregate face amount equal to the aggregate principal amount of Notes purchased for cancellation by the Bank, by the payment of an amount in cash for each share redeemed of $1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of $1,000).

Concurrently with or upon the maturity of the Notes, with the prior written approval of the Superintendent, the Bank may redeem all but not less than all of the outstanding Preferred Shares by the payment of an amount in cash for each share redeemed of the Canadian Dollar Equivalent of $1,000 and apply, or cause the LRT Trustee to apply, the proceeds of such redemption towards the repayment of the aggregate principal amount of and any accrued and unpaid interest on the Notes.

Notice of any redemption other than a Special Event Redemption will be given by the Bank to registered holders not more than 60 days and not less than 10 days prior to the redemption date. Notice of any Special Event Redemption will be given by the Bank to registered holders not more than 60 days and not less than 10 days prior to the redemption date.

Purchase for Cancellation:

Subject to the provisions of the Bank Act (Canada) and the prior written approval of the Superintendent, from and after the Transfer Date, the Bank may at any time, by private contract or in the market or by tender, purchase for cancellation any Preferred Shares at the lowest price or prices at which in the opinion of the board of directors such shares are obtainable.

NVCC Automatic Conversion:

Upon the occurrence of a Trigger Event, each outstanding Preferred Share will automatically and immediately be converted, on a full and permanent basis, into a number of Common Shares equal to (Multiplier x Share Value) ÷ Conversion Price (an “NVCC Automatic Conversion”).

Trigger Event:

As set out in the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) Capital Adequacy Requirements (CAR) Guideline, Chapter 2 – Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•  the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•  a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Multiplier:	1.0
Share Value:	$1,000 plus declared and unpaid dividends as at the date of the Trigger Event, expressed in Canadian dollars. In determining the Share Value of any Preferred Share, the face amount thereof and any declared and unpaid dividends thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Share Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

Conversion Price:

The greater of (i) C$5.00, and (ii) the Current Market Price (as defined below) of the Common Shares. The floor price of C$5.00 is subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment shall be computed to the nearest one-tenth of one cent provided that no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect.

“Current Market Price” of the Common Shares, in connection with a Trigger Event, means the volume weighted average trading price in Canadian dollars of the Common Shares on the Toronto Stock Exchange, if such shares are then listed on the Toronto Stock Exchange, for the 10 consecutive trading days ending on the trading day preceding the date of the Trigger Event. If the Common Shares are not then listed on the Toronto Stock Exchange, for the purpose of the foregoing calculation reference shall be made to the principal securities exchange or market on which the Common Shares are then listed or quoted or, if no such trading prices are available, “Current Market Price” shall be the fair value of the Common Shares as reasonably determined by the board of directors of the Bank, expressed in Canadian dollars. If the Common Shares on such principal securities exchange or market are only traded in U.S. dollars or another foreign currency, for the purpose of the foregoing calculation, the trading price shall be converted into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars or the relevant foreign currency (in Canadian dollars per U.S. dollar or relevant foreign currency) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the trading price in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars or the relevant foreign currency (in Canadian dollars per U.S. dollar or relevant foreign currency) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

Common Share Corporate Event:	In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Preferred Shares receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion had occurred immediately prior to the record date for such event.

Rights on Liquidation:

At any time after the Preferred Shares have been delivered to the Noteholders but prior to a Trigger Event, in the event of the Bank’s liquidation, dissolution or winding-up, holders of the Preferred Shares will be entitled to receive $1,000 per share, together with all dividends declared and unpaid to the date of payment, before any amount may be paid or any of the Bank’s assets distributed to the registered holders of any shares ranking junior to the Preferred Shares. The holders of Preferred Shares will not be entitled to share in any further distribution of assets.

If a Trigger Event has occurred, all Preferred Shares shall have been converted into Common Shares which will rank on parity with all other Common Shares.

Voting Rights:	Except as otherwise required under the Bank Act (Canada) or the Bank’s by-laws, the holders of the Preferred Shares will not be entitled to receive notice of or to attend or to vote at any meetings of the shareholders of the Bank until the first time at which the rights of such holders to any undeclared dividends have been extinguished as described under “Dividends” above (for clarity, such time may not occur before the Transfer Date because, prior to the Transfer Date, the holders of any Preferred Shares shall not be entitled to receive dividends). The voting rights of holders of Preferred Shares will forthwith cease upon payment by the Bank of a dividend on the Preferred Shares to which the holders are entitled subsequent to the time such voting rights first arose.

CUSIP / ISIN:	780082 AS2 / US780082AS22

The Bank has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the lead managers will arrange to send you the prospectus supplement, when available, and the prospectus if you request them by contacting RBC Capital Markets, LLC toll free at 1-866-375-6829 , BofA Securities, Inc. toll free at 1-800-294-1322, Citigroup Global Markets Inc. toll free at 1-800-831-9146, J.P. Morgan Securities LLC toll free at (212) 834-4533, Morgan Stanley & Co. LLC toll free at 1-866-718-1649, MUFG Securities Americas Inc. toll free at (877) 649-6848 and UBS Securities LLC toll free at 1-888-827-7275.